UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: December 6, 2004

(Date of earliest event reported)

ARMSTRONG HOLDINGS, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	000-50408	23-3033414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c)

On December 6, 2004, Armstrong Holdings, Inc. (the “Company”) issued a press release announcing the election of F. Nicholas Grasberger to the position of Senior Vice President and Chief Financial Officer effective January 1, 2005. Mr. Grasberger will replace Leonard A. Campanaro, the current Senior Vice President and Chief Financial Officer, who will continue as a financial advisor to the Company.

Mr. Grasberger, age 41, has served as Vice President and Chief Financial Officer of Kennametal, Inc. since 2000. While at Kennametal, a $2 billion global manufacturer of cutting tools and wear parts, he restructured the finance function and improved its effectiveness while serving as a key member of Kennametal’s leadership team that restored discipline and investor confidence in the company. He also played a leadership role in improving Kennametal’s portfolio and accelerating growth through a series of acquisitions and divestitures in North America and Europe. Previously, Grasberger was employed at H.J. Heinz, a global U.S.-based food company, for eleven years, where his last assignment was Treasurer. He is a graduate of the University of Notre Dame and received his MBA from the Joseph Katz Graduate School of Business at the University of Pittsburgh.

The Company will employ Grasberger as Senior Vice President and Chief Financial Officer at an annual salary of $450,000 and provide a hiring bonus of $300,000 in respect of the compensation he gave up from his prior employer to come to Armstrong. He will be eligible to receive relocation assistance payments of $84,375 and will have an Indemnification Agreement and a Change in Control Agreement. The latter agreement will contain provisions similar to those provided to other senior Company officers as disclosed in Item 11. of the Company’s 2003 Form 10-K. The severance benefits are payable if the executive is involuntarily terminated or terminates employment for good reason within three years following a change in control. Good reason to terminate employment exists if there are significant changes in the nature of the employment following the change in control. The agreement includes a provision where the executive may choose to terminate employment for any reason during the thirty-day period beginning twelve months following a qualifying change in control and receive severance benefits. The agreement has an automatic renewal feature, meaning the agreement will continue in effect unless either Armstrong or the executive elects not to extend the agreement. Severance benefits under the agreement include: (1) a lump severance payment equal to three times the sum of the officer’s annual base salary and the higher of either (a) the officer’s highest annual bonus earned in the three years prior to termination or prior to the change in control, or (b) the annual target bonus if he terminates prior to December 31, 2005 and (2) a lump-sum payment of the portion of the target incentive award calculated by multiplying the target by the fractional number of months completed in the performance award period.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

No. 99.1 Press Release of Armstrong Holdings, Inc. dated December 6, 2004 related to the election of a principal officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG HOLDINGS, INC.

By:	/s/ WALTER T. GANGL
Walter T. Gangl Deputy General Counsel and Assistant Secretary

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ WALTER T. GANGL
Walter T. Gangl Assistant Secretary

Date: December 7, 2004

EXHIBIT INDEX

Exhibit No.	Description

No. 99.1	Armstrong Holdings, Inc. Press Release dated December 6, 2004 announcing the election of a new principal officer.